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                                                                      Exhibit 99

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP

                                 JUNE 30, 1996

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1. Statement of Cash Available for Distribution for the three months ended June 30, 1996:

   Net (Loss)                                                        $(330,000)
      Add:  Depreciation and amortization charges to income not         36,000
            affecting cash available for distribution
            Provision for impairment of value                          500,000
            Minimum lease payments received, net of interest
            income earned, on leases accounted for under the
            financing method                                            68,000
            Other                                                       17,000
      Less: Mortgage principal payments                                (77,000)
                                                                     ---------
            Cash Available for Distribution                          $ 214,000
                                                                     =========
            Distributions allocated to General Partners              $  17,000
                                                                     =========
            Distributions allocated to Limited Partners              $ 197,000
                                                                     =========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 1996:

    Entity Receiving                  Form of
      Compensation                  Compensation                   Amount
    ----------------            --------------------------         ------
    Winthrop
    Management                  Property Management Fees           $ 6,000

    General Partners            Interest in Cash Available
                                for Distribution                   $17,000

    WFC Realty Co., Inc.
    (Initial Limited Partner)   Interest in Cash Available
                                for Distribution                   $    98

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